EXHIBIT 10.8
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                              CONSULTING AGREEMENT
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     This Consulting Agreement (the "Agreement") is made and entered into as of the 21st day of April, 2003, by and between Signature Eyewear, Inc., a California corporation (the "Company"), and Dartmouth Commerce of Manhattan, Inc., a California corporation ("Consultant"), with reference to the following facts and objectives:

     (i) In connection with the acquisition by Consultant of a principal minority ownership interest in the Company, and the restructuring of the management and debt of the Company, the Company desires to obtain the services of Consultant described herein, and Consultant desires to provide such services, on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Engagement. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to perform the consulting services described herein.

     2. Term. The term of this Agreement shall be a period of three (3) years, commencing on the date hereof and continuing until March 31, 2005.

     3. Consulting Services. Consultant shall provide the Company with general business advice and assistance in connection with the reorganization of its management and debt, together with assistance in connection with the Company's continuing restructuring and growth opportunities. Consultant shall use its commercially reasonable best efforts to provide the personal services of Richard Torre to provide the consulting services required hereby. If Consultant is unable to provide the services of Richard Torre, the Company shall have the right to accept or reject any individual substituted by Consultant to provide its services hereunder, in the Company's sole and absolute discretion.

     4. Time and Place of Consulting Services. Consultant shall make the services of Mr. Torre available from time to time during regular business hours or otherwise, as and when reasonably requested by the Company. Consultant shall not be required to devote a minimum number of hours to the affairs of the Company; provided, however, that Consultant shall devote such productive energies, abilities, and time as reasonably are required to perform its duties hereunder. The Company shall use its reasonable best effort to appoint Mr. Torre as Chairman of its Board of Directors for the

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three year term of this Agreement. Consultant shall assist in facilitating the acceptance of such appointment.

     5. Compensation. In consideration of the consulting services to be provided hereunder, the Company will pay Consultant an aggregate consulting fee of $165,000 for the services to be provided hereunder, payable in equal monthly installments over the term hereof, or otherwise as the Company and Consultant shall agree. The parties acknowledge and agree that, due to the nature of the services to be provided hereunder, the bulk of Consultant's services will be required in the early portion of the term, with the Company's need for Consultant's assistance diminishing as the Company adjusts to its reorganization and restructuring. Accordingly, the parties agree that the full amount of the consulting fee shall be earned in full by Consultant upon Consultant's completion of one full year of services hereunder, notwithstanding the payment of the consulting fee over the entire term hereof. Other than the compensation specifically described herein, neither Consultant nor any of its employees shall be entitled to any other compensation, employee related benefits, group plans, bonuses, or any other benefits generally applicable to employees of the Company.

     6. Expenses. The Company shall pay directly or reimburse Consultant for all reasonable business related expenses incurred by Consultant in connection with the services to be provided by Consultant hereunder.

     7. Independent Contractor. In performing the services required hereunder, Consultant is, and at all times shall remain, an independent contractor. Consultant shall not have, and no agent of Consultant shall represent himself as having, the authority to sign any documents, enter into any agreements, or assume any liabilities on behalf of the Company. Consultant shall be solely responsible, and the Company shall assume no responsibility for: (i) the payment of all business taxes of Consultant, including, but not limited to, federal and state income, franchise, and payroll taxes; and (ii) all business licenses and insurance required of or desired by Consultant.

     8. Termination.

          8.1 Either party may terminate this Agreement prior to the expiration of the term hereof, on written notice to the other party of any of the events or circumstances set forth below, and the failure of the other party to remedy the event or circumstance within thirty (30) days after the date of such written notice:

               8.1.1 The breach by either party of any material covenant or obligation of this Agreement; or

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               8.1.2 If Consultant is unable to provide the personal services of
Richard Torre, the failure of Consultant to provide the services of a substitute individual who is acceptable to the Company, in its sole and absolute discretion; or

               8.1.3 Conduct by Consultant, including Mr. Torre or any other agent appointed by Consultant to provide the services required hereunder, which conduct results in the conviction of a felony or other crime against the Company, or the plea of nolo contendere in connection with the allegation of any such crime, or other conduct that is a violation of law or public or written company policy and that could reasonable be expected to have a material adverse effect on the Company, its business or reputation.

          8.2 Either party may terminate this Agreement without cause on sixty
(60) days written notice to the other party.

          8.3 If this Agreement is terminated by the Company for cause, or by Consultant without cause, the Company shall have no obligation to pay Consultant the balance of the consulting fees provided for hereunder for the unexpired term hereof. If this Agreement is terminated by the Company without cause, or by Consultant for cause, the Company shall continue to pay to Consultant the consulting fees provided for hereunder, as and when such fees otherwise would otherwise have been due.

     9. Notices. All notices, demands and other communications required, desired, or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given immediately if personally delivered or sent by telecopier, cable, telex or other electronic transmitting device; twenty-four hours after being delivered to overnight delivery couriers; or five days after mailing by registered or certified mail, postage prepaid, return receipt requested, addressed in accordance with the addresses set forth below, or to such other addresses of which notice is given pursuant to this Section.

                        To Consultant:     Dartmouth Commerce of Manhattan, Inc.
                                           4621 Teller Avenue
                                           Suite 200
                                           Newport Beach, California 92660
                                           Telephone:  (949) 851-5900


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                        To the Company:    Signature Eyewear, Inc.
                                           498 North Oak Street
                                           Inglewood, California 90302
                                           Attention:  Mr. Michael Prince
                                           Telephone:  (310) 330-2700
                                           Facsimile:  (310) 330-2770

     10. Miscellaneous. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior oral or written negotiations and understandings of any kind with respect to the subject matter hereof. If any action is brought to enforce or interpret this Agreement, the prevailing party will be entitled to recover all attorneys fees actually incurred in the action and in enforcing any judgment or award granted therein. This Agreement shall be governed by and construed in accordance with the laws of the State of California. No supplement, amendment, or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Consultant have executed this Consulting Agreement as of the day and year first written above.

SIGNATURE EYEWEAR, INC. a                       DARTMOUTH COMMERCE OF
California corporation                          MANHATTAN, INC., a California
                                                corporation



By: _________________________                   By: _______________________
      Michael Prince                                  Richard Torre

Its:  _________________________                 Its: _______________________